UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2022

Adamas One Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41560	83-1833607
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17767 N. Perimeter Dr., Ste B115 Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 356-8798

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JEWL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the initial public offering (the “Offering) of our common stock, par value $0.001 per share, described in the prospectus (the “Prospectus”), dated December 6, 2022, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which Prospectus is deemed to be part of the Registration Statement on Form S-1 (File No. 333-265344) (as amended, the “Registration Statement”), we entered into an Underwriting Agreement (“Underwriting Agreement”), dated December 6, 2022, with Alexander Capital, L.P. as representative of the underwriters named therein. The Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The terms of the Underwriting Agreement are substantially the same as the terms set forth in the form of such agreement previously filed as an exhibit to the Registration Statement and as described therein.

Item 8.01.	Other Events.

On December 9, 2022, we issued a press release announcing the pricing of the Offering. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Exhibits

1.1	Underwriting Agreement, dated December 6, 2022, by and between Adamas One Corp. and Alexander Capital, L.P.

99.1	Press Release of Adamas One Corp. entitled “Adamas One Announces Pricing of Initial Public Offering”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2022	ADAMAS ONE CORP.

	By:	/s/ John G. Grdina
	Name:	John G. Grdina
	Title:	President and Chief Executive Officer